EXHIBIT 99.1
OCTOBER 30, 2024
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Third Quarter 2024 Financial Results

Hammond, Louisiana, October 30, 2024 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the third quarter and nine months ending September 30, 2024.

Financial Highlights for the third quarter and nine months ended September 30, 2024, are as follows:

•Total assets increased $371.2 million and were $3.9 billion at September 30, 2024 and $3.6 billion at December 31, 2023. Total loans at September 30, 2024 were $2.8 billion, an increase of $20.9 million, or 0.8%, compared with December 31, 2023. Total deposits were $3.4 billion at September 30, 2024, an increase of $420.8 million, or 14.0%, compared with December 31, 2023. Retained earnings were $72.7 million at September 30, 2024, an increase of $4.7 million compared to $68.0 million at December 31, 2023. Shareholders' equity was $256.4 million and $249.6 million at September 30, 2024 and December 31, 2023, respectively.

•Net income for the third quarter of 2024 and 2023 was $1.9 million and $1.8 million, respectively, an increase of $0.2 million or 8.7%. Net income for the nine months ended September 30, 2024 and 2023 was $11.4 million and $7.9 million, respectively, an increase of $3.5 million or 44.5%.

•Earnings per common share were $0.11 and $0.10 for the third quarter of 2024 and 2023, respectively, and $0.78 and $0.56 for the nine months ended September 30, 2024 and 2023, respectively. Total weighted average shares outstanding were 12,504,717 and 11,431,083 for the third quarter of 2024 and 2023, respectively, and 12,499,799 and 11,022,919 for the nine months ended September 30, 2024 and 2023, respectively. The change in shares was due to the issuance of 44,341 and 29,293 shares of common stock under the Equity Bonus Plan during the fourth quarter of 2023 and the first quarter of 2024, respectively, and the issuance of 1,714,287 shares of common stock under private placement in 2023.

•The allowance for credit losses was 1.20% of total loans at September 30, 2024 compared to 1.13% at December 31, 2023.

•Net interest income for the third quarter of 2024 was $22.7 million compared to $20.4 million for the same period in 2023. Net interest income for the nine months ended September 30, 2024 was $65.9 million compared to $63.7 million for the nine months ended September 30, 2023.

•The provision for credit losses for the third quarter of 2024 was $4.9 million compared to $0.6 million for the same period in 2023. The provision for credit losses for the nine months ended September 30, 2024 was $14.0 million compared to $1.5 million for the nine months ended September 30, 2023.

•Charge-offs were $13.7 million during the first nine months ended September 30, 2024 and $2.0 million during the same period in 2023. Recoveries totaled $0.7 million during the first nine months ended September 30, 2024 and $1.2 million during the same period in 2023.

•Net gains on the sale of loans for the third quarter of 2024 was $1.5 million compared to $0 for the same period in 2023. Net gains on the sale of loans for the nine months ended September 30, 2024 was $1.5 million compared to $12,000 for the nine months ended September 30, 2023.

•First Guaranty had $1.2 million of other real estate owned as of September 30, 2024 compared to $1.3 million at December 31, 2023.

•The net interest margin for the three months ended September 30, 2024 was 2.51% which was a decrease of 3 basis points from the net interest margin of 2.54% for the same period in 2023. The net interest margin for the nine months ended September 30, 2024 was 2.52% which was a decrease of 23 basis points from the net interest margin of 2.75% for the same period in 2023. First Guaranty attributed the decrease in the net interest margin to the increase in market interest rates that began in 2022 and continued through 2023 that increased the cost of liabilities. Loans as a percentage of average interest earning assets decreased to 80.0% at September 30, 2024 compared to 83.2% at September 30, 2023.

•Investment securities totaled $664.0 million at September 30, 2024, an increase of $259.9 million when compared to $404.1 million at December 31, 2023. At September 30, 2024, available for sale securities, at fair value, totaled $342.6 million, an increase of $259.1 million when compared to $83.5 million at December 31, 2023. The increase in available for sale securities was primarily due to purchase of Treasury securities. At September 30, 2024, held to maturity securities, at amortized cost and net of the allowance for credit losses totaled $321.4 million, an increase of $0.8 million when compared to $320.6 million at December 31, 2023. The allowance for credit losses for HTM securities was $0.1 million at September 30, 2024 and December 31, 2023.

•Total loans net of unearned income were $2.8 billion at September 30, 2024, a net increase of $20.9 million from December 31, 2023. Total loans net of unearned income are reduced by the allowance for credit losses which totaled $33.3 million at September 30, 2024 and $30.9 million at December 31, 2023, respectively.

•Nonaccrual loans increased $40.6 million to $65.8 million at September 30, 2024 compared to $25.2 million at December 31, 2023. The increase in total nonaccrual loans was concentrated primarily in one commercial real estate relationship that totaled $37.0 million. This relationship is comprised of five loans secured by real estate located in the Midwest. $13.9 million of this relationship was previously reported in 90 day plus but still accruing at December 31, 2023.

•At September 30, 2024, our largest non-performing assets were comprised of the following nonaccrual loans: (1) a $37.0 million non-farm non-residential loan relationship comprised of five loans with a specific reserve of $4.1 million; (2) a $3.3 million one- to four-family loan relationship; (3) a $1.8 million commercial real estate loan; (4) a commercial lease loan that totaled $1.7 million; (5) a commercial lease loan that totaled $1.6 million; (6) a $1.3 million one- to four-family loan relationship; and (7) a $1.3 million loan relationship that is classified as purchased credit deteriorated.

•First Guaranty charged off $2.6 million in loan balances during the third quarter of 2024. The details of the $2.6 million in charged-off loans were as follows:
1.First Guaranty charged off $0.5 million in consumer loans during the third quarter of 2024. The consumer loan charge offs included $0.1 million in credit card loans, $0.1 million of loans secured by automobiles or equipment, and $0.3 million in unsecured loans.
2.First Guaranty charged off $1.0 million on a loan relationship that is classified as purchased credit deteriorated during the third quarter of 2024. This relationship had remaining principal balance of $1.3 million at September 30, 2024.
3.First Guaranty charged off $0.1 million on a commercial and industrial loan relationship during the third quarter of 2024. This relationship had a remaining principal balance of $1.0 million at September 30, 2024.
4.First Guaranty charged off $0.1 million on a one- to four-family loan during the third quarter of 2024. This loan had no remaining principal balance at September 30, 2024.
5.Smaller loans and overdrawn deposit accounts comprised the remaining $0.9 million of charge-offs for the third quarter of 2024.

•Return on average assets for the three months ended September 30, 2024 and 2023 was 0.21%, for each period. Return on average assets for the nine months ended September 30, 2024 and 2023 was 0.42% and 0.33%, respectively. Return on average common equity for the three months ended September 30, 2024 and 2023 was 2.40% and 2.27%, respectively. Return on average common equity for the nine months ended September 30, 2024 and 2023 was 5.87% and 4.06% respectively. Return on average assets is calculated by dividing annualized net income by average assets. Return on average common equity is calculated by dividing annualized net income by average common equity.

•Book value per common share was $17.86 as of September 30, 2024 compared to $17.36 as of December 31, 2023. The increase was due primarily to the recent issuance of new shares and changes in accumulated other comprehensive income ("AOCI"). AOCI is comprised of unrealized gains and losses on available for sale securities, including unrealized losses on available for sale securities at the time of transfer to held to maturity.

•First Guaranty's Board of Directors declared cash dividends of $0.08 and $0.16 per common share in the third quarter of 2024 and 2023. First Guaranty has paid 125 consecutive quarterly dividends as of September 30, 2024.

•First Guaranty paid preferred stock dividends of $1.7 million during the first nine months of 2024 and 2023.

•As previously announced, on June 28, 2024, the Bank consummated a sale-leaseback transaction relating to two stand-alone branches and a portion of the headquarters building which also contains a branch (collectively, the “Properties”). The aggregate cash purchase price was $14.7 million. The sale-leaseback transaction resulted in a pre-tax gain of approximately $13.2 million, or $10.4 million after tax. Aggregate first full year of rent expense under the Lease Agreements will be approximately $1.3 million pre-tax, or $1.0 million after tax.

About First Guaranty
First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-five locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.

Forward Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of First Guaranty. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents:
Cash and due from banks	$362,855	$286,114
Federal funds sold	4,766	341
Cash and cash equivalents	367,621	286,455

Interest-earning time deposits with banks	250	—

Investment securities:
Available for sale, at fair value	342,598	83,485
Held to maturity, at cost and net of allowance for credit losses of $80 (estimated fair value of $265,540 and $253,584 respectively)	321,428	320,638
Investment securities	664,026	404,123

Federal Home Loan Bank stock, at cost	9,492	13,390
Loans held for sale	—	—

Loans, net of unearned income	2,769,651	2,748,708
Less: allowance for credit losses	33,281	30,926
Net loans	2,736,370	2,717,782

Premises and equipment, net	68,455	69,792
Goodwill	12,900	12,900
Intangible assets, net	3,671	4,298
Other real estate, net	1,160	1,250
Accrued interest receivable	17,660	15,713
Other assets	42,402	27,069
Total Assets	$3,924,007	$3,552,772

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$401,981	$442,755
Interest-bearing demand	1,501,886	1,526,628
Savings	233,496	218,986
Time	1,292,562	820,725
Total deposits	3,429,925	3,009,094

Short-term advances from Federal Home Loan Bank	—	50,000
Short-term borrowings	—	10,000
Repurchase agreements	6,981	6,297
Accrued interest payable	17,750	11,807
Long-term advances from Federal Home Loan Bank	135,000	155,000
Senior long-term debt	16,163	39,099
Junior subordinated debentures	44,730	15,000
Other liabilities	17,062	6,844
Total Liabilities	3,667,611	3,303,141

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares authorized; 12,504,717 and 12,475,424 shares issued and outstanding	12,505	12,475
Surplus	149,389	149,085
Retained earnings	72,662	67,972
Accumulated other comprehensive (loss) income	(11,218)	(12,959)
Total Shareholders' Equity	256,396	249,631
Total Liabilities and Shareholders' Equity	$3,924,007	$3,552,772
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2024	2023	2024	2023
Interest Income:
Loans (including fees)	$49,811	$43,407	$144,281	$121,846
Deposits with other banks	4,645	1,897	11,747	3,719
Securities (including FHLB stock)	2,971	2,323	7,958	7,130
Total Interest Income	57,427	47,627	163,986	132,695

Interest Expense:
Demand deposits	16,957	16,102	50,992	44,187
Savings deposits	1,374	1,001	3,928	2,418
Time deposits	12,631	6,504	32,649	15,304
Borrowings	3,767	3,575	10,556	7,127
Total Interest Expense	34,729	27,182	98,125	69,036

Net Interest Income	22,698	20,445	65,861	63,659
Less: Provision for credit losses	4,904	627	14,013	1,489
Net Interest Income after Provision for Credit Losses	17,794	19,818	51,848	62,170

Noninterest Income:
Service charges, commissions and fees	815	858	2,343	2,461
ATM and debit card fees	784	796	2,352	2,449
Net gains on securities	—	—	—	—
Net gains on sale of loans	1,471	—	1,481	12
Net gains on sale of assets	31	(7)	13,244	11
Other	1,304	842	2,819	3,072
Total Noninterest Income	4,405	2,489	22,239	8,005

Total Business Revenue, Net of Provision for Credit Losses	22,199	22,307	74,087	70,175

Noninterest Expense:
Salaries and employee benefits	10,098	10,429	30,438	30,365
Occupancy and equipment expense	2,538	2,121	7,356	6,542
Other	7,070	7,446	21,455	22,990
Total Noninterest Expense	19,706	19,996	59,249	59,897

Income Before Income Taxes	2,493	2,311	14,838	10,278
Less: Provision for income taxes	566	539	3,400	2,362
Net Income	1,927	1,772	11,438	7,916
Less: Preferred stock dividends	582	582	1,747	1,747
Net Income Available to Common Shareholders	$1,345	$1,190	$9,691	$6,169

Per Common Share:
Earnings	$0.11	$0.10	$0.78	$0.56
Cash dividends paid	$0.08	$0.16	$0.40	$0.48

Weighted Average Common Shares Outstanding	12,504,717	11,431,083	12,499,799	11,022,919
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$364,538	$4,645	5.07%	$145,235	$1,897	5.18%
Securities (including FHLB stock)	424,620	2,971	2.78%	412,169	2,323	2.24%
Federal funds sold	2,211	—	—%	331	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	2,811,227	49,811	7.05%	2,632,564	43,407	6.54%
Total interest-earning assets	3,602,596	$57,427	6.34%	3,190,299	$47,627	5.92%

Noninterest-earning assets:
Cash and due from banks	19,021			18,418
Premises and equipment, net	68,974			62,348
Other assets	35,860			27,420
Total Assets	$3,726,451			$3,298,485

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,499,327	$16,957	4.50%	$1,429,402	$16,102	4.47%
Savings deposits	234,118	1,374	2.33%	216,089	1,001	1.84%
Time deposits	1,036,757	12,631	4.85%	678,521	6,504	3.80%
Borrowings	271,954	3,767	5.51%	251,317	3,575	5.64%
Total interest-bearing liabilities	3,042,156	$34,729	4.54%	2,575,329	$27,182	4.19%

Noninterest-bearing liabilities:
Demand deposits	408,383			461,489
Other	19,562			20,660
Total Liabilities	3,470,101			3,057,478

Shareholders' equity	256,350			241,007
Total Liabilities and Shareholders' Equity	$3,726,451			$3,298,485
Net interest income		$22,698			$20,445

Net interest rate spread (1)			1.80%			1.73%
Net interest-earning assets (2)	$560,440			$614,970
Net interest margin (3), (4)			2.51%			2.54%

Average interest-earning assets to interest-bearing liabilities			118.42%			123.88%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.51% and 2.55% for the above periods ended September 30, 2024 and 2023 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2024 and 2023 respectively.
(5)Annualized.
(6)Includes loan fees of $1.5 million for the three months ended September 30, 2024 and 2023 respectively.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$299,449	$11,747	5.24%	$102,976	$3,719	4.83%
Securities (including FHLB stock)	396,025	7,958	2.68%	415,442	7,130	2.29%
Federal funds sold	1,060	—	—%	391	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	2,793,397	144,281	6.90%	2,576,793	121,846	6.32%
Total interest-earning assets	3,489,931	$163,986	6.28%	3,095,602	$132,695	5.73%

Noninterest-earning assets:
Cash and due from banks	19,439			18,706
Premises and equipment, net	69,951			60,157
Other assets	31,144			27,707
Total Assets	$3,610,465			$3,202,172

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,519,743	$50,992	4.48%	$1,458,405	$44,187	4.05%
Savings deposits	229,763	3,928	2.28%	211,515	2,418	1.53%
Time deposits	924,857	32,649	4.72%	624,190	15,304	3.28%
Borrowings	246,502	10,556	5.72%	165,508	7,127	5.76%
Total interest-bearing liabilities	2,920,865	$98,125	4.49%	2,459,618	$69,036	3.75%

Noninterest-bearing liabilities:
Demand deposits	416,389			489,154
Other	19,636			16,954
Total Liabilities	3,356,890			2,965,726

Shareholders' equity	253,575			236,446
Total Liabilities and Shareholders' Equity	$3,610,465			$3,202,172
Net interest income		$65,861			$63,659

Net interest rate spread (1)			1.79%			1.98%
Net interest-earning assets (2)	$569,066			$635,984
Net interest margin (3), (4)			2.52%			2.75%

Average interest-earning assets to interest-bearing liabilities			119.48%			125.86%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.53% and 2.75% for the above periods ended September 30, 2024 and 2023 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2024 and 2023 respectively.
(5)Annualized.
(6)Includes loan fees of $5.5 million and $4.3 million for the nine months ended September 30, 2024 and 2023 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023:

	September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$323,123	11.6%	$355,216	12.5%	$328,090	11.9%	$399,435	14.5%
Farmland	39,569	1.4%	38,493	1.3%	37,534	1.3%	32,530	1.2%
1- 4 Family	471,885	17.0%	457,263	16.1%	456,659	16.5%	444,850	16.1%
Multifamily	162,243	5.8%	160,256	5.6%	165,148	6.0%	118,921	4.3%
Non-farm non-residential	1,165,552	42.0%	1,164,117	41.0%	1,133,516	41.1%	1,045,865	37.9%
Total Real Estate	2,162,372	77.8%	2,175,345	76.5%	2,120,947	76.8%	2,041,601	74.0%
Non-Real Estate:
Agricultural	47,552	1.7%	47,852	1.7%	43,422	1.6%	41,008	1.5%
Commercial and industrial(1)	274,441	9.9%	300,597	10.6%	293,292	10.6%	334,972	12.1%
Commercial leases	248,563	9.0%	269,428	9.5%	253,016	9.2%	285,415	10.4%
Consumer and other	45,672	1.6%	47,836	1.7%	49,458	1.8%	54,485	2.0%
Total Non-Real Estate	616,228	22.2%	665,713	23.5%	639,188	23.2%	715,880	26.0%
Total loans before unearned income	2,778,600	100.0%	2,841,058	100.0%	2,760,135	100.0%	2,757,481	100.0%
Unearned income	(8,949)		(7,708)		(7,905)		(8,773)
Total loans net of unearned income	$2,769,651		$2,833,350		$2,752,230		$2,748,708

(1) Includes PPP loans fully guaranteed by the SBA of $2.0 million, $2.3 million, $2.6 million, and $2.8 million at September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Nonaccrual loans:
Real Estate:
Construction and land development	$2,815	$2,314	$598	$530
Farmland	1,189	666	903	836
1- 4 family	9,563	7,900	8,157	6,985
Multifamily	537	537	537	537
Non-farm non-residential	42,414	41,626	9,733	9,740
Total Real Estate	56,518	53,043	19,928	18,628
Non-Real Estate:
Agricultural	1,968	1,379	1,658	1,369
Commercial and industrial	3,711	4,084	4,691	1,581
Commercial leases	3,334	3,552	1,799	1,799
Consumer and other	257	267	530	1,810
Total Non-Real Estate	9,270	9,282	8,678	6,559
Total nonaccrual loans	65,788	62,325	28,606	25,187

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	—	—	—
Farmland	—	—	—	—
1- 4 family	77	77	—	124
Multifamily	—	—	—	—
Non-farm non-residential	—	122	14,600	14,711
Total Real Estate	77	199	14,600	14,835
Non-Real Estate:
Agricultural	—	—	58	57
Commercial and industrial	—	—	—	395
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	58	452
Total loans 90 days and greater delinquent & accruing	77	199	14,658	15,287

Total non-performing loans	65,865	62,524	43,264	40,474

Real Estate Owned:
Real Estate Loans:
Construction and land development	203	201	282	251
Farmland	—	—	—	—
1- 4 family	267	141	312	309
Multifamily	—	—	—	—
Non-farm non-residential	690	690	690	690
Total Real Estate	1,160	1,032	1,284	1,250
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	1,160	1,032	1,284	1,250

Total non-performing assets	$67,025	$63,556	$44,548	$41,724

Non-performing assets to total loans	2.42%	2.24%	1.62%	1.52%
Non-performing assets to total assets	1.71%	1.76%	1.25%	1.17%
Non-performing loans to total loans	2.38%	2.21%	1.57%	1.47%
Nonaccrual loans to total loans	2.38%	2.20%	1.04%	0.92%
Allowance for credit losses to nonaccrual loans	50.59%	48.60%	109.94%	122.79%
Net loan charge-offs to average loans	0.62%	0.76%	0.29%	0.17%

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Other noninterest expense:
Legal and professional fees	$625	$1,296	$3,102	$4,829
Data processing	413	497	1,196	1,559
ATM fees	424	448	1,237	1,271
Marketing and public relations	296	463	999	1,472
Taxes - sales, capital, and franchise	678	558	1,890	1,664
Operating supplies	41	224	247	664
Software expense and amortization	1,203	1,366	3,824	3,768
Travel and lodging	112	330	599	1,118
Telephone	135	96	378	264
Amortization of core deposit intangibles	174	174	522	522
Donations	58	148	241	574
Net costs from other real estate and repossessions	150	124	533	243
Regulatory assessment	1,182	676	3,105	2,112
Other	1,579	1,046	3,582	2,930
Total other noninterest expense	$7,070	$7,446	$21,455	$22,990

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At September 30,	At December 31,
(in thousands except for share data and %)	2024	2023	2022	2021	2020
Tangible Common Equity
Total shareholders' equity	$256,396	$249,631	$234,991	$223,889	$178,591
Adjustments:
Preferred	33,058	33,058	33,058	33,058	—
Goodwill	12,900	12,900	12,900	12,900	12,900
Acquisition intangibles	3,137	3,658	4,355	5,051	5,815
Other intangibles	100	100	—	—	—
Tangible common equity	$207,201	$199,915	$184,678	$172,880	$159,876
Common shares outstanding	12,504,717	12,475,424	10,716,796	10,716,796	10,716,796
Book value per common share	$17.86	$17.36	$18.84	$17.81	$16.66
Tangible book value per common share	$16.57	$16.03	$17.23	$16.13	$14.92
Tangible Assets
Total Assets	$3,924,007	$3,552,772	$3,151,347	$2,878,120	$2,473,078
Adjustments:
Goodwill	12,900	12,900	12,900	12,900	12,900
Acquisition intangibles	3,137	3,658	4,355	5,051	5,815
Other intangibles	100	100	—	—	—
Tangible Assets	$3,907,870	$3,536,114	$3,134,092	$2,860,169	$2,454,363
Tangible common equity to tangible assets	5.30%	5.65%	5.89%	6.04%	6.51%